EXHIBIT 99.2

Supplemental Financial Information Relating to RXO

Brokerage & Other Services is a reportable segment of XPO and includes the RXO business, the Intermodal business which was sold in March 2022 and the European business. The table below disaggregates that segment to reflect the RXO business.

RXO

Reconciliation of XPO Segment Reporting to RXO

(Unaudited)

	Six Months Ended June 30, 2022				Year Ended December 31, 2021
(In millions)	Brokerage & Other Services Segment	Europe Transport & Intermodal	RXO		Brokerage & Other Services Segment	Europe Transport & Intermodal	RXO
Operating income	$193	$49	$144		$282	$56	$226
Other income (expense)	–	–	–		(1)	–	(1)
Depreciation and amortization	114	70	44		240	161	79
Transaction and integration costs	3	3	–		16	14	2
Restructuring costs	6	3	3		10	10	–
Adjusted EBITDA	$316	$125	$191	(1)	$547	$241	$306	(1)

	Six Months Ended June 30, 2021				Twelve Months Ended June 30, 2022
(In millions)	Brokerage & Other Services Segment	Europe Transport & Intermodal	RXO		Brokerage & Other Services Segment	Europe Transport & Intermodal	RXO
Operating income	$131	$20	$111		$344	$85	$259
Other income (expense)	(1)	–	(1)		–	–	–
Depreciation and amortization	121	81	40		233	150	83
Transaction and integration costs	3	3	–		16	14	2
Restructuring costs	1	1	–		15	12	3
Adjusted EBITDA	$255	$105	$150	(1)	$608	$261	$347	(1)

(1)	Adjusted EBITDA for the RXO business is presented on an XPO reportable segment basis and excludes unallocated XPO corporate costs.

The table below reconciles adjusted EBITDA of the RXO business on an XPO reportable segment basis to RXO's Pro Forma Adjusted EBITDA as presented in the Form 10.

	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021	Twelve Months Ended June 30, 2022
Adjusted EBITDA - XPO basis	$191	$306	$150	$347
Allocated corporate expense and other	(15)	(29)	(12)	(32)
RXO Form 10 pro forma adjustments and other	(3)	(9)	(5)	(7)
Pro Forma Adjusted EBITDA - RXO Form 10	$173	$268	$133	$308

The table below reconciles RXO's Pro Forma Adjusted EBITDA as presented in the Form 10 to RXO's pro forma adjusted EBITDA inclusive of anticipated incremental public company standalone costs.

RXO

Reconciliation of Pro Forma Adjusted EBITDA and Public Company Pro Forma Adjusted EBITDA

(Unaudited)

	Pro Forma
(In millions)	Six Months Ended June 30, 2022	Year Ended December 31, 2021	Six Months Ended June 30, 2021	Twelve Months Ended June 30, 2022
Pro forma adjusted EBITDA (1)	$173	$268	$133	$308
Reversal of allocated corporate expense (2) and other	15	29	12	32
Public company standalone cost (3)	(20)	(36)	(18)	(38)
Public company pro forma adjusted EBITDA	$168	$261	$127	$302

GAAP Reconciliation
Net income	$67	$112	$53	$126
Interest expense	19	37	18	38
Income tax provision	21	29	17	33
Depreciation and amortization expense	42	81	40	83
Transaction and integration costs	21	7	5	23
Restructuring costs	3	2	–	5
Pro forma adjusted EBITDA (1)	$173	$268	$133	$308

(1)	Based on RXO's combined financial statements as presented in Form 10.
(2)	Allocated corporate expense per RXO Form 10 combined financial statements; excludes the impact of adjusted items and allocated income tax, depreciation and amortization from XPO Corporate.
(3)	Estimated incremental costs of operating RXO as a standalone public company.